                                                                   EXHIBIT 10.42

                             AMENDMENT NO. SEVEN TO
                             ----------------------
                           PLATINUM TECHNOLOGY, INC.
                           -------------------------
                                  OFFICE LEASE
                                  ------------


     THIS AMENDMENT NO. SEVEN ("Amendment No. Seven"), to that certain Oakbrook Terrace Corporate Center, Phase III ("Building") Office lease dated May 6, 1992 ("Base Lease"), as previously amended by Amendment No. One to Office lease dated May 3, 1993, Amendment No. Two to Office Lease dated October 26, 1993, Amendment No. Three to Office Lease dated December 22, 1994, Amendment No. Four to Platinum Technology, Inc. Office Lease dated March 9, 1995, Amendment No. Five to Platinum Technology, Inc. Office Lease dated December 1, 1996, and Amendment No. Six to Platinum Technology, Inc. Office Lease dated as of April 30, 1997, is made by and between Oakbrook Terrace Corporate Center III LLC, a Delaware limited liability company ("Landlord") and Platinum Technology, Inc., a Delaware corporation ("Tenant"), as of the 16th of September 1997.

                                R E C I T A L S:
                                - - - - - - - -

     A. Pursuant to Section 29 of the Lease, Landlord has advised Tenant of the availability of the following additional space in the Building:

          First Offer Space C - 12,280 rentable square feet of space located on the 4th floor.

     B. The First Offer Space C currently is occupied by United Guaranty Residential Insurance Company ("Current Tenant") pursuant to a lease terminating December 31, 1998.

     C. Tenant has advised Landlord that Tenant wishes to lease the First Offer Space C on the terms and conditions set forth herein.

     NOW, THEREFORE, Landlord and Tenant mutually agree as follows:

     1. Incorporation of Recitals. The above Recitals are incorporated into the text of this Amendment No. Seven as though fully set forth herein.

     2. Lease of Space; Effective Date. Landlord hereby leases to Tenant, and Tenant leases from Landlord, the First Offer Space C, effective January 1, 1999 (the "First Offer Space C Commencement Date"). Tenant's obligation to pay Rent on First Offer Space C shall commence on April 1, 1999 (the "First Offer Space C Rent Commencement Date"). Tenant acknowledges and agrees that Landlord's ability to deliver possession of the First Office Space C on January 1, 1999 is dependent upon the Current Tenant's delivery of the First Offer Space C on or before said date. Should the Current Tenant not deliver possession of the First Offer Space C on or before January 1, 1999, resulting in Landlord's inability to tender possession of said space on said date, Tenant's obligations hereunder with respect to the First Offer Space C
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shall remain in full force and effect, except that the date upon which (a)
Landlord is required to deliver possession, (b) the date the First Offer Space C is to be incorporated into the Premises, and (c) the date upon which Rent and Rent abatements are to begin and end, shall be extended one (1) day for each day from January 1, 1999 until the date upon which possession of the First Offer Space C is tendered to Tenant.

     3. Base Rent. Base Rent for the First Offer Space C shall be paid in installments pursuant to Exhibit A attached hereto.

     4. Percentage Interest. The Tenant's Proportionate Share of the Building as set forth in Section 1.K of the Lease is adjusted as follows:

     Commencing on the First Offer Space C Commencement Date and continuing through December 14, 2002, Tenant's Proportionate Share of the Building shall be .9314983.

     5.   Floors.  Section 1.M. of the Lease is amended as follows:

     First Offer Space C             Tenth Floor (24,500rsf)
     Commencement Date to            Ninth Floor (24,582rsf)
     December 14, 2002               Eighth Floor (24,664rsf)
                                     Seventh Floor (24,746rsf)
                                     Sixth Floor (24,824rsf)
                                     Fifth Floor (10,370rsf)
                                     Fourth Floor (19,863rsf)
                                     Third Floor (25,027rsf)
                                     Second Floor (19,62lrsf)
                                     First Floor (24,400rsf) and
                                     Lower Level (7,732rsf).

     Total Space Occupied by Tenant        230,299 rsf
                                           -----------

     6. Tenant Improvements. All Improvements associated with the First Offer Space C shall be performed and constructed by Tenant, at its sole cost and expense, pursuant to Section 38 of the Lease, except that:

          (a) Notwithstanding anything contained in the Lease to the contrary, Tenant shall be entitled to a construction allowance for the First Offer Space C of Two Hundred Twenty-One Thousand Forty Dollars ($221,040.00) ($18.00 per rentable square foot); and
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          (b) Except for the construction allowance referred to in Section 6(a)
     above, there shall be no other allowance or credit to Tenant with respect to the Tenant Improvements to be undertaken by Tenant in the First Offer Space C.

     7. Credits, Abatements. Notwithstanding anything contained in the Lease, as amended from time to time, to the contrary, the only credits, abatements or allowances to which Tenant shall be entitled with respect to the First Offer Space C shall be those set forth in this Amendment No. Seven.

     8. Brokerage. Landlord and Tenant mutually represent and warrant to each other that, except for Mesirow Stein Real Estate Inc. ("Tenant's Broker") and Spaulding and Slye Services Limited Partnership ("Landlord's Broker"), neither Landlord nor Tenant has dealt with any real estate broker, sales person or finder in connection with this Lease Amendment No. Seven, or showed the First Offer Space C to Tenant. Landlord and Tenant mutually agree to indemnify, defend and hold harmless the other party and its officers, directors, partners and employees, from and against any and all claims, demands, liabilities, actions, damages, costs and expenses (including attorneys' fees) for brokerage commissions or fees arising out of a breach of such representation and warranty. Unless otherwise agreed by the parties, Landlord shall be responsible for the payment of all commissions to Tenant's Broker and Landlord's Broker, based upon the leasing commission policy of Landlord applicable to the building and in effect as of the date of this Lease.

     9. Ratification. Except as provided in this Amendment No. Seven, the Lease shall remain in full force and effect and is hereby ratified and confirmed. To the extent that any of the covenants, terms and conditions of the Lease conflict with the covenants, terms and conditions of this Amendment No. Seven, the covenants, terms and conditions of this Amendment No. Seven shall govern and control.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment No. Seven to Office Lease on the day and in the year first above written.

                         LANDLORD:
                         OAKBROOK TERRACE CORPORATE CENTER II LLC

                         By: Spaulding and Slye Services Limited
                               Partnership Manager


                                 /s/ Peter A. Bailey
                         By: _______________________________________
                                 Peter A. Bailey, Vice President



ATTEST:                  TENANT:
                         PLATINUM TECHNOLOGY, INC.


Toni Petersen                    /s/ R W Powell
_________________        By: _______________________________________
Witness                          V.P. Real Estate
                         Its: __________________________________